Exhibit 99.1

MOORE FREIGHT SERVICE, INC.
AND AFFILIATES
Combined Financial Statements
Year Ended December 31, 2016

MOORE FREIGHT SERVICE, INC.
AND AFFILIATES
Table of Contents
Year Ended December 31, 2016

Page

INDEPENDENT AUDITOR’S REPORT	1-2

FINANCIAL STATEMENTS
Combined Balance Sheet	3
Combined Statement of Changes to Stockholders’ and Members’ Equity (Deficit)	4
Combined Statement of Income	5
Combined Statement of Cash Flows	6
Notes to Financial Statements	7-13

SUPPLEMENTAL INFORMATION
Supplemental Information - Schedule I	14
Supplemental Information - Schedule II	15

2927 ESSARY DRIVE KNOXVILLE, TN 37918 PHONE (865) 525-6233 FAX (865) 251-1492	MEMBERS AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS TENNESSEE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors, Stockholders, and Members

of Moore Freight Service, Inc. and Affiliates

We have audited the accompanying combined financial statements of Moore Freight Service, Inc. (a Tennessee corporation) and affiliates (Tennessee limited liability companies), which comprise the combined balance sheet as of December 31, 2016, and the related combined statements of changes to stockholders’ and members’ equity (deficit), income, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the audit considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Moore Freight Service, Inc. and affiliates as of December 31, 2016, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. Schedules I and II are presented for purposes of additional analysis and are not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Boring & Goins, P.C.
Knoxville, TN
January 24, 2018

MOORE FREIGHT SERVICE, INC.
AND AFFILIATES
Combined Balance Sheet
Year Ended December 31, 2016

ASSETS

CURRENT ASSETS
Cash	$2,976,878
Inventory	258,492
Accounts receivable (net of $40,000 allowance)	783,996
Due from officers and employees	60,634
Prepaid expenses	340,717
Deferred tax asset	1,054,017

TOTAL CURRENT ASSETS	5,474,734

PROPERTY, PLANT, AND EQUIPMENT
Land	371,192
Building and improvements	2,449,298
Tractors	12,768,747
Trailers	17,061,198
Service vehicles and equipment	1,769,357
Office equipment and furnishings	690,808
35,110,600
Less: accumulated depreciation	(23,586,679)

NET PROPERTY, PLANT, AND EQUIPMENT	11,523,921

OTHER ASSETS
Computer software, net of accumulated amortization	33,960
Deposits	206,781

TOTAL OTHER ASSETS	240,741

TOTAL ASSETS	$17,239,396

LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Current portion of long-term debt	$3,212,237
Current portion of accounts payable and accrued expenses	808,241
Current portion of accrued taxes	726,990
Deferred income taxes	2,247,253

TOTAL CURRENT LIABILITIES	6,994,721

LONG-TERM LIABILITIES
Notes payable	7,492,994
Accounts payable and accrued expenses	853,448
Accrued taxes	2,304,895

TOTAL LONG-TERM LIABILITIES	10,651,337

TOTAL LIABILITIES	17,646,058

STOCKHOLDERS’ AND MEMBERS’ EQUITY (DEFICIT)	(406,662)

TOTAL LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ EQUITY (DEFICIT)	$17,239,396

See accompanying notes and auditor’s report.

MOORE FREIGHT SERVICE, INC.
AND AFFILIATES
Combined Statement of Changes to Stockholders’ and Members’ Equity (Deficit)
Year Ended December 31, 2016

	Common Stock	Retained Earnings (Deficit)	Members’ Equity (Deficit)	Total
Balance (Deficit) at December 31, 2015, as previously reported	$850,265	$(4,011,801)	$88,484	$(3,073,052)

Prior period adjustment	—	(337,758)	—	(337,758)

Balance (Deficit) at December 31, 2015, as restated	850,265	(4,349,559)	88,484	(3,410,810)

Less Members’ Withdrawals	—	—	(889,602)	(889,602)

Net income	—	2,820,061	1,073,689	3,893,750

Balance (Deficit) at December 31, 2016	$850,265	$(1,529,498)	$272,571	$(406,662)

See accompanying notes and auditor’s report.

MOORE FREIGHT SERVICE, INC.
AND AFFILIATES
Combined Statement of Income
Year Ended December 31, 2016

REVENUE	$40,175,081

COST OF REVENUE (Supplemental Information - Schedule I)	27,654,924

GROSS PROFIT	12,520,157

ADMINISTRATIVE EXPENSES (Supplemental Information - Schedule II)	6,163,110

INCOME FROM OPERATIONS	6,357,047

OTHER INCOME (EXPENSE)
Interest income	746
Interest expense and loan costs	(1,039,741)
Other income	63,831

TOTAL OTHER INCOME (EXPENSE)	(975,164)

NET INCOME BEFORE PROVISION FOR INCOME TAXES	5,381,883

PROVISION FOR INCOME TAXES	1,488,133

NET INCOME	$3,893,750

See accompanying notes and auditor’s report.

MOORE FREIGHT SERVICE, INC.
AND AFFILIATES
Combined Statement of Cash Flows
Year Ended December 31, 2016

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net income	$3,893,750
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,007,280
Gain on disposition of fixed assets	(1,403,466)
Decrease in receivable	398,998
Decrease in inventories	786
Increase in prepaid expenses	(99,432)
Increase in deferred tax asset	(844,444)
Increase in deposits	(102,136)
Increase in accounts payable and accrued expenses	586,937
Decrease in accrued taxes	(577,502)
Increase in deferred tax liability	2,247,253

NET CASH PROVIDED BY OPERATING ACTIVITIES	7,108,024

CASH USED IN INVESTING ACTIVITIES
Purchase of property and equipment	(6,126,541)
Proceeds from disposition of fixed assets	1,403,466

NET CASH USED IN INVESTING ACTIVITIES	(4,723,075)

CASH FLOWS USED IN FINANCING ACTIVITIES
Proceeds from long-term debt	4,610,207
Principle repayments on long-term debt	(5,138,094)
Members, distributions	(889,602)

NET CASH USED IN FINANCING ACTIVITIES	(1,417,489)

NET INCREASE IN CASH	967,460

CASH, BEGINNING OF YEAR	2,009,418

CASH, END OF YEAR	$2,976,878

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid during the year for:
Interest and loan costs	$754,177
Income taxes	$120,814

See accompanying notes and auditor’s report.

MOORE FREIGHT SERVICE, INC.
AND AFFILIATES
Notes to Financial Statements
Year Ended December 31, 2016

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations

Moore Freight Service, Inc. (“the Company”) and its affiliates are in the trucking business mainly hauling freight for the glass industry throughout the United States and into Canada and Mexico.

Principles of Combination

The combined financial statements include accounts of Moore Freight Service, Inc., a Tennessee corporation, RT&L, LLC, RAND, LLC, and JD and Partners, LLC, all three of which are Tennessee limited liability companies. RT&L, LLC is owned by the wife of the majority shareholder of the Company and RAND, LLC is owned by the same shareholder’s brother. JD and Partners, LLC is owned by a minority shareholder of the Company. All significant intercompany transactions and balances have been eliminated.

Revenue Recognition

Revenues and the related expenses are recognized when the goods are delivered to the destination.

Inventory

Inventories consist of repair and maintenance parts for trailers and are valued at the lower of cost or market.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash

For the purposes of the statement of cash flows, cash includes cash in banks.

Accounts Receivable

The Company extends credit to its customers in the normal course of business. An allowance is provided for accounts estimated to be uncollectible. The balance in the allowance for doubtful accounts at December 31, 2016 was $40,000.

Property and Equipment

Property and equipment are recorded at cost and depreciated using both the accelerated and straight line methods over their estimated useful lives, which range from 3 to 10 years. Building and improvements are also depreciated using both the accelerated and straight line methods over their estimated useful lives, which are 39 and 40 years. Repairs and maintenance expenditures which extend the useful life of an asset are capitalized. Minor expenditures for small tools and equipment are expensed as incurred. Depreciation expense for the year ended December 31, 2016 was $3,007,280.

Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstance indicate that the carrying amount of an asset may not recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed.

MOORE FREIGHT SERVICE, INC.
AND AFFILIATES
Notes to Financial Statements
Year Ended December 31, 2016

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company adopted the provisions of FASB ASC 740-10-25, which prescribes a recognition threshold and measurement attribute for the recognition and measurement of tax positions taken or expected to be taken in income tax returns. FASB ASC 740-10-25 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. The Company does not have any accruals for uncertain tax positions as of December 31, 2016. It is not anticipated that unrecognized tax benefits would significantly increase or decrease within 12 months of the reporting date. The Company’s federal and state income tax returns for the years ended December 31, 2014 through 2016 are subject to examination by the applicable taxing authority.

For the affiliates, no provision is made for income taxes. The entities are single member limited liability companies, therefore, taxes are paid by the members on their personal returns.

Fair Value of Financial Instruments

Generally accepted accounting principles require the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments.

The carrying amounts of cash and cash equivalents, receivables, other current assets, accounts payable, accrued liabilities, and current portion of non-current portion of notes payable approximate fair value because of the short maturity of those instruments. None of the financial instruments are held for trading purposes.

Advertising Costs

Advertising costs are expensed as incurred. The amount expensed for the year ended December 31, 2016, was $21,642.

New Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Updates 2014-09, “Revenue from Contracts with Customers,” which supersedes nearly all existing revenue recognition guidance under accounting principles generally accepted in the United States of America. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing accounting principles generally accepted in the United States of America. The standard is effective for annual periods beginning after December 15, 2018, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). The Company is currently evaluating the impact of its pending adoption of ASU 2014-09 on the financial statements and has not yet determined the method by which the Company will adopt the standard in 2019.

MOORE FREIGHT SERVICE, INC.
AND AFFILIATES
Notes to Financial Statements
Year Ended December 31, 2016

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements (Continued)

In March 2016, the FASB issued Accounting Standards Update 2016-08, “Revenue from Contracts with Customers, Principle versus Agent Considerations (Reporting Revenues Gross versus Net)”. The amendment updates ASU 2014-09 by clarifying certain implementation guidance, but does not change the core principle of the new revenue standard. The updates (i) require an entity to determine whether it is a principal or an agent for each distinct good or service (or a distinct bundle of goods or services) to be provided to the customer; (ii) illustrate how an entity that is a principal might apply the control principle to goods, services or rights to services, when another party is involved in providing goods or services to a customer and; (iii) clarify that the purpose of certain specific control indicators is to support or assist in the assessment of whether an entity controls a good or service before it is transferred to the customer, provide more specific guidance on how the indicators should be considered and clarify that their relevance will vary depending on the facts and circumstances. The amendments are effective concurrent with ASU 2014-09, and the Company is currently evaluating the impact of this accounting standards update.

In July 2015, the FASB issued Accounting Standards Update 2015-11, “Simplifying the Measurement of Inventory,” which require inventory within the scope of this standard to be measured using the lower of cost and net realizable value. The changes apply to all types of inventory, except those measured using last-in, first-out or the retail inventory method. The amendments are effective for annual periods beginning after December 15, 2016, and the interim periods within fiscal years beginning after December 15, 2017. The Company is currently evaluating the impact of this accounting standards update.

In November 2015, the FASB issued Accounting Standards Update 2015-17, “Income Taxes,” which eliminate the prior guidance that required an entity to separate deferred tax liabilities and assets between current and non-current amounts in a classified balance sheet. Rather, deferred taxes will be presented as non-current under the new standard. The new standard takes effect in 2018 for nonpublic business entities and early adoption is permitted. The Company does not expect this accounting standards update to have a material effect upon the Combined Balance Sheet, as the current deferred tax assets are $1,402,672 at December 31, 2016.

In January 2016, the FASB issued Accounting Standards Update 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities”. The amendment requires an entity to: (i) measure equity investments at fair value through net income, with certain exceptions; (ii) present in other comprehensive income the changes in instrument-specific credit risk for financial liabilities measured using the fair value option; (iii) present financial assets and financial liabilities by measurement category and form of financial asset; (iv) calculate the fair value of financial instruments for disclosure purposes based on an exit price and; (v) assess a valuation allowance on deferred tax assets related to unrealized losses of available-for-sale debt securities in combination with other deferred tax assets. The amendment provides an election to subsequently measure certain nonmarketable equity instruments at cost less any impairment and adjusted for certain observable price changes. The amendment also requires a qualitative impairment assessment of such equity investments and amends certain fair value disclosure requirements. The new standard takes effect in 2019 for nonpublic business entities. The Company does not expect this accounting standards update to have a material effect upon the Combined Financial Statements as all material investments were either sold or disposed of during the year ended December 31, 2016.

MOORE FREIGHT SERVICE, INC.
AND AFFILIATES
Notes to Financial Statements
Year Ended December 31, 2016

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements (Continued)

In February 2016, the FASB issued Accounting Standards Update 2016-02, “Leases”. The new standard establishes a right-of-use (ROU) model that requires a lease to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than twelve months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard also requires a lessor to classify leases as either sales-type, finance, or operating. A lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as financing. If the lessor doesn’t convey risks and rewards or control, an operating lease results. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of this accounting standards update.

NOTE 2 - LONG-TERM DEBT

Long-term debt consists of several installment debts to banks finance companies with interest ranging between 4.75% and 9.79%. The loans are payable monthly and collateralized by assets of the Company.	$10,705,231

Less: current portion	3,212,237

Long-term debt	$7,492,994

At December 31, 2016, future maturities of long-term debt were as follows:

Year Ending December 31,
2017	$3,212,237
2018	2,543,829
2019	2,073,405
2020	1,352,231
Thereafter	1,523,529
$10,705,231

MOORE FREIGHT SERVICE, INC.
AND AFFILIATES
Notes to Financial Statements
Year Ended December 31, 2016

NOTE 3 - INCOME TAXES

The provision for income taxes for the year ended December 31, 2016 is as follows:

Current:
Federal	$85,461
State	—
Total Current	85,461

Deferred:
Federal	1,058,563
State	344,109
Total Deferred	1,402,672

Total Provision for Income Tax	$1,488,133

The provision for income taxes recognized differs from the amount that would result from applying federal and state statutory rates to income before income taxes. This is primarily due to temporary differences. Significant components of the Company’s deferred taxes as of December 31, 2016 are as follows:

Deferred tax assets:
Net operating loss carryforwards	$1,054,017

Deferred tax liability:
Tax over book depreciation	$2,247,253

NOTE 4 - RELATED PARTY TRANSACTIONS

The facility at Church Hill is owned by a related party. The lease is month-to-month at $6,500 per month. Total rent paid on this during 2016 was $45,000.

As of December 31, 2016, a shareholder owed the Company $48,718. The amount is unsecured and non-interest bearing.

NOTE 5 - DUE TO FACTOR

During 2016, the Company sold a substantial portion of its accounts receivable to a factor under a continuing contract. The accounts were sold with recourse and therefore the Company bears the credit risk. The amount outstanding as of December 31, 2016, was $460,730. Of this amount, only the reserve balance of $95,323 has been included in Accounts Receivable. Total charges paid by the Company during the year was $405,579.

NOTE 6 - RETIREMENT PLAN

The Company has a 401(k) retirement plan that allows employees to contribute a part of their earnings to the plan. During the year ended December 31, 2016, the Company contributed $106,779 to the plan.

MOORE FREIGHT SERVICE, INC.
AND AFFILIATES
Notes to Financial Statements
Year Ended December 31, 2016

NOTE 7 - LEASE COMMITMENTS

The Company leases a facility in Church Hill, Tennessee from a related party (see Note 4), and another facility in Maxton, North Carolina. The lease at the Church Hill facility is a month-to-month lease at a rate of $6,500 per month. The one in North Carolina is a month-to-month lease at a rate of $2,800 per month. The rent expense under these agreements was $78,600 in 2016.

The Company also has several operating leases for various tractors and trailers. The equipment lease expense under these agreements was $2,576,604.

The Company also had an operating lease for office equipment through October 2016 at a rate of $1,259 per month. The total paid during the year ended December 31, 2016 for leases of office equipment was $27,082.

Minimum future lease payments under these operating lease agreements in effect at December 31, 2016 were as follows:

Year Ending December 31,
2017	$2,106,192
2018	1,761,422
2019	1,528,583
2020	711,536
$6,107,733

NOTE 8 - CONCENTRATIONS OF CUSTOMERS

Approximately 99% of the Company’s revenues for the year ended December 31, 2016 were from two customers. These two companies accounted for 89% of the total accounts receivable at December 31, 2016.

NOTE 9 - CONCENTRATIONS OF CREDIT RISKS

The Company maintains cash balances at a financial institution in Tennessee. Accounts at the institution are insured up to $250,000. At various times during the year, the Company’s cash balances exceeded the federally insured limit. At December 31, 2016, uninsured cash balances totaled $1,825,035.

MOORE FREIGHT SERVICE, INC.
AND AFFILIATES
Notes to Financial Statements
Year Ended December 31, 2016

NOTE 10 - ACCOUNTS PAYABLE, ACCRUED EXPENSES, AND ACCRUED TAXES

Due to restructuring under Chapter 11 of the U.S. Bankruptcy Code, the following amounts are to be paid over several years:

Year Ending December 31,	Accounts Payable and Accrued Expenses	Accrued Taxes
2017	$808,241	$726,990
2018	104,359	575,000
2019	104,359	636,500
2020	104,359	260,500
2021	104,359	240,000
Thereafter	436,012	592,895
	$1,661,689	$3,031,885

NOTE 11 - PRIOR PERIOD ADJUSTMENT

On December 1, 2017, the tax balance owed to the Internal Revenue Service for prior years was paid in full. The amount due unexpectedly increased by $1,094,662. This amount was prorated back to the end of the Chapter 11 filing when the original balance was first established, which resulted in an expense increase of $547,330 for the years ended December 31, 2014 and 2015. Since this amount was considered to be interest expense, the taxable income of the Company for 2014 and 2015 was decreased. For book reporting purposes, this change created a $209,572 reduction in income taxes. The net result of these two adjustments on the retained earnings at December 31, 2015 was a reduction of $337,758.

The following summarizes the prior period adjustment referred to above:

Balance (Deficit) at December 31, 2015 as previously reported	$(4,011,801)
Prior period adjustment (net of $209,572) of income taxes	(337,758)
Balance (Deficit) at December 31, 2015 as restated	$(4,349,559)

NOTE 12 - SUBSEQUENT EVENTS

Subsequent events were evaluated through January 24, 2018, which is the date the financial statements were available to be issued. On December 1, 2017, the ownership of the Company and affiliates changed. All debts were paid off at that time. With the exception of the prior period adjustment described in Note 11, our evaluation did not reveal any necessary adjustments in the accompanying financial statements.

MOORE FREIGHT SERVICE, INC.
AND AFFILIATES
Supplemental Information - Schedule I
Year Ended December 31, 2016

COST OF REVENUE
Contract drivers	$3,842,987
Equipment depreciation	2,894,959
Fuel	4,407,195
Driver labor costs	8,243,863
Other labor costs	2,283,356
Equipment repairs and maintenance	2,175,601
Equipment insurance	1,440,428
Equipment leases	2,576,604
Licenses, permits, and tolls	422,397
Driver travel costs	26,180
Supplies	224,784
Base plates, prepass, and fines	309,582
Other operating costs	210,454
Gain on disposition of fixed assets	(1,403,466)

TOTAL COST OF REVENUE	$27,654,924

See accompanying notes and auditor’s report.

MOORE FREIGHT SERVICE, INC.
AND AFFILIATES
Supplemental Information - Schedule II
Year Ended December 31, 2016

ADMINISTRATIVE EXPENSES
Administrative labor costs	$3,746,212
Taxes	87,302
Professional fees	163,912
Bank fees and factoring charges	410,362
Computer expense	254,331
Contributions	77,490
Equipment leases	27,082
Insurance	54,211
Office supplies and expenses	78,019
Gifts	26,843
Depreciation and amortization	112,321
Utilities	98,459
Office repairs and maintenance	128,729
Telephone	207,782
Advertising	21,642
Automobile	131,235
Postage and freight	72,994
Dues and subscriptions	4,276
Meals and entertainment	156,746
Travel	98,776
Training	3,242
Rent	85,391
Miscellaneous	115,753

TOTAL ADMINISTRATIVE EXPENSES	$6,163,110

See accompanying notes and auditor’s report.